EXHIBIT 99.4

[LOGO] TRENWICK GROUP LTD.

                          STOCK OPTION EXCHANGE PROGRAM

                                 CHANGE PACKAGE

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        THE WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., EASTERN TIME (U.S.),
                 ON JUNE 14, 2002, UNLESS THE OFFER IS EXTENDED

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      This Change Package consists of three parts: (1) Change of Election
Information; (2) Change Instructions; and (3) Change Form.

                         CHANGE OF ELECTION INFORMATION

To Trenwick Group Ltd. ("Trenwick"):

      I have received, read, and understand (i) the Stock Option Exchange Program Tender Offer Statement dated May 16, 2002 (the "Offer to Exchange");
(ii) the Election Package (together, as they may be amended from time to time, constituting the "Offer"); and (iii) this Change Package. I have submitted an election to accept Trenwick's offer to exchange all of my Current Options for New Options. I now wish to change that election and withdraw my election to participate in the Offer and the tender of my Current Options. I understand and acknowledge that:

(1) By withdrawing my election to participate in the Offer and the tender of my Current Options, I will not receive any New Options pursuant to the Offer and I will keep my Current Options. These Current Options will continue to be governed by the Option Plan under which they were granted and by the existing option agreements between Trenwick and me.

(2) I can only change my election to participate in the Offer one time. Thus, if I change my election with respect to the tender of my Current Options, I may not again tender my Current Options under the Offer.

(3) I must change my election with respect to all of my tendered Current Options. I may not change my election with respect to only a portion of my tendered Current Options.

(4) I have read this Change Package and by withdrawing my election to participate in the Offer and the tender of my Current Options, I understand that I am bound by the additional terms and conditions in this Change Package.

(5) Trenwick has advised me to consult with my own advisors (including my own tax advisors) as to the consequences of withdrawing my election to participate in the Offer and the tender of my Current Options.

(6)   All authority in the Change Form will survive my death or incapacity.


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(7)   Any capitalized term used in this Change Package, which is not defined within this Change Package, will have the same meaning for this Change Package as that given to it in the Offer to Exchange.

(8) I understand that (i) the Offer to Exchange and (ii) the Election Package contain all of the terms of the Offer in their entirety, and that I have not relied on any other documents, other than this Change Package, or oral representations from Trenwick or any of its subsidiaries or affiliates or their respective officers, directors, employees, representatives or agents in deciding to withdraw my election to participate in the Offer and the tender of my Current Options.


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                               CHANGE INSTRUCTIONS

1. Delivery of Change Form

      You may change your election to participate in the Offer only one time by submitting your change no later than 11:59 P.M., Eastern Time (U.S.), on June 14, 2002 (or such later date and time if Trenwick extends the expiration of the Offer).

      You must change your election with respect to all of your tendered Current Options; you may not change your election with respect to only a portion of your Current Options. Also, if you change your election, you may not again tender your Current Options under the Offer.

      To change your election, Trenwick must receive your change of election in one of the following two ways:

            o Fax. You may change your election by faxing a properly completed, signed and dated Change Form to the following number: 203-353-5550.

            o Mail. You may change your election by mailing a properly completed, signed and dated Change Form in a stamped envelope to the following address: Trenwick Group Ltd., c/o Trenwick Services Inc., One Canterbury Green, Stamford, CT 06901, U.S.A., Attn: Legal Department.

      A change of election may not be rescinded and any election of tendered Current Options that is changed will thereafter not be deemed properly tendered for purposes of the Offer.

      The method by which you change your election to participate in the Offer is at your discretion and risk, and your change will be considered effective only when actually received by Trenwick. If you elect to deliver your Change Form by mail to the address listed above, Trenwick recommends that you use certified mail with return receipt requested. Delivery by e-mail will not be accepted. In all cases, you should allow sufficient time to ensure timely delivery.

2. Signatures on Change Form

      If the Change Form is signed by the Eligible Employee who tendered the Current Options to be withdrawn, the signature must be made by such employee.

      If the Change Form is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and submit proper evidence satisfactory to Trenwick of the authority of such person so to act with the Change Form.

3. Other Information on Change Form

      In addition to signing and dating the Change Form, you must print your name in the space provided unless this information already appears on the form.

      Except to the extent Trenwick is required or permitted by law, the information which you provide for withdrawing your acceptance of participating in the Offer and the tender of your Current Options will be used solely for the purposes of administration of the Offer.


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4. Requests for Assistance or Additional Copies

      Any questions or requests for assistance or additional copies of the Offer of Exchange or this Change Package may be directed to assistance or Trenwick Group Ltd., c/o Trenwick Services Inc., One Canterbury Green, Stamford, CT, 06901, U.S.A.; telephone: (203) 353-5500. Copies will be furnished at Trenwick's expense.

5. Irregularities

      All questions as to the validity, form, eligibility (including time of receipt) and acceptance of the Change Form will be determined by Trenwick in its discretion, which determination will be final and binding on all parties. Trenwick reserves the right to reject any change of election it determines not to be in proper form or the acceptance of which may, in the opinion of Trenwick's counsel, be unlawful. Trenwick also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in a change of election, and Trenwick's interpretation of the terms of the Offer and the terms of this Change Package will be final and binding to all parties. No change of election will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects or irregularities in connection with a change of election must be cured within such time as Trenwick will determine. Neither Trenwick nor any other person is or will be obligated to give notice of any defects or irregularities in a change of election, and no person will incur any liability for failure to give any such notice.

6. Additional Documents to Read

      In addition to this Change Package, you should also carefully read the Offer of Exchange and the Election Package before you decide to withdraw your election to participate in the Offer.


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[LOGO] TRENWICK GROUP LTD.

                    STOCK OPTION EXCHANGE PROGRAM CHANGE FORM

Name

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      Your change of election to participate in the Stock Option Exchange
Program must be received by 11:59 P.M. Eastern Time (U.S.), Friday, June 14, 2002 (unless the election period is extended by Trenwick). Your change in election will not be accepted if received after this time. If you want to change your election, you must do so by faxing or mailing this Change Form.

      IF YOU CHANGE YOUR ELECTION, YOU ARE REVOKING YOUR ELECTION TO PARTICIPATE IN THE STOCK OPTION EXCHANGE PROGRAM AND WILL NOT AGAIN BE ELIGIBLE TO PARTICIPATE IN THE PROGRAM.

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                               CHANGE OF ELECTION

      I have received, read, and understand (i) the Stock Option Exchange Program Tender Offer Statement dated May 16, 2002 (the "Offer to Exchange");
(ii) the Election Package (together, as they may be amended from time to time, constituting the "Offer"); and (iii) the Change Package. I have submitted an election to accept Trenwick's offer to exchange all of my Current Options for New Options. I now wish to change that election and withdraw my election to participate in the Offer and the tender of my Current Options. I understand that by properly completing, signing, dating and delivering this Change Form, I will withdraw my election to participate in the Offer and the tender of my Current Options. By withdrawing my election to participate in the Offer, I will not receive any New Options pursuant to the Offer and I will keep my Current Options. These Current Options will continue to be governed by the Option Plan under which they were granted and by the existing option agreements between Trenwick and me. I understand that I can only change my election to participate in the Offer one time. THUS, IF I CHANGE MY ELECTION WITH RESPECT TO THE TENDER OF MY CURRENT OPTIONS BY PROPERLY SUBMITTING THIS FORM I MAY NOT AGAIN PARTICIPATE IN THE OFFER AND TENDER MY CURRENT OPTIONS.

      I withdraw my election to participate in the Offer and the tender of my Current Options.

         Signature _____________________                Date ___________________

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            WHEN SUBMITTING YOUR ELECTION FORM - ONLY SEND THIS PAGE

            Fax Completed Form to:                  Mail Completed Form to:
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            203-353-5550                            Trenwick Group Ltd.
                                                    c/o Trenwick Services Inc.
                                                    One Canterbury Green
                                                    Stamford, CT  06901, U.S.A.
                                                    Attn: Legal Department


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